EXHIBIT 10.8


                     INTERNATIONAL DISTRIBUTOR AGREEMENT

   THIS AGREEMENT is made as of October 1, 2001, between uniView Softgen Corporation, a Texas corporation with its principal offices in Dallas, Texas, U.S.A ("USC"), and Korea Computer, Inc., a Korean corporation with its principal offices in Seoul, Korea ("Distributor").

  1. APPOINTMENT
     -----------
   a. General. Subject to this Agreement, USC hereby grants to Distributor, and Distributor hereby accepts from USC, the exclusive and non-transferable right to market, install, maintain and support the computer products described in Paragraph 1(b) (the "Products") within the territory described in Paragraph 1(c) (the "Territory"), except that Distributor shall have no such right with existing customers of USC within the Territory as of the date of this Agreement, including, but not limited to, HSBC Holdings plc and affiliates, which right USC specifically reserves to itself.

   b. Products. "Products" means (i) the machine-readable object code version of the software described in Exhibit "A" and the portions of the human-readable source code version thereof that USC makes available to Distributor, if any, whether embedded on disc, tape, chip or other media, for use on the computer platform(s) specified in Exhibit "A" (the "Software"), (ii) the published user manuals and documentation that USC makes generally available for the Software (the "Documentation"), (iii) the updates or revisions of the Software or Documentation that USC may release from time to time, other than as a separately-priced upgrade, enhancement or customization (the "Updates") and (iv) all copies of the Software, Documentation or Updates. Upon prior notice to Distributor, USC may add new Products to or delete existing Products from Exhibit "A", subject to any binding commitment that USC has made to Distributor.

   c. Territory. "Territory" means The Republic of Korea. Distributor will not promote or solicit orders for the Products or related services outside of the Territory. Distributor will immediately notify USC if Distributor receives an inquiry or order (i) from any customer located outside of the Territory for Products to be installed inside of the Territory, (ii) from any customer located inside of the Territory for Products to be installed outside of the Territory or (iii) from any customer that uses or intends to use the Products both inside and outside of the Territory. USC and Distributor will negotiate in good faith the terms and conditions relating to such order, including the applicable discount from list price and the provision of maintenance and support.

   d. Limitations. Subject to the satisfaction by Distributor of the minimum purchase requirement in accordance with Section 5(f) hereof, USC agrees not to appoint another distributor for the Products in the Territory during the Term of this Agreement. However, USC may promote, solicit and accept orders for delivery, installation and use of the Products within the Territory of authorize other related or unrelated persons (including, but not limited to, agents, distributors systems integrators, value-added resellers or original equipment manufacturers) located inside or outside of the Territory to do so. Any such order or authorization will not be deemed to violate this Agreement or entitle Distributor to any commission or other compensation, except as otherwise agreed between the parties. At USC's request, Distributor will offer installation, maintenance and support services to customers within the Territory that have obtained the Products from USC or any such person.

  2. DISTRIBUTOR'S OBLIGATIONS
     -------------------------
   a. Best Efforts. Distributor will use its best efforts throughout the Territory to (i) promote, solicit and obtain orders for the Products for Distributor's account, (ii) perform its installation, maintenance and support services in a timely and professional manner and (iii) develop the good will and reputation of USC. Distributor represents that it possesses the experience, skills and resources required to carry out these marketing and service activities.

   b. Facilities and Staff. Distributor will possess and maintain facilities and staff that effectively market and service the Products throughout the Territory. Distributor will establish and implement appropriate training programs for its staff. All staff members will be full-time employees of Distributor. Unless otherwise agreed on a case-by case basis, Distributor will not appoint any independent agent, representative, sub-distributor, sub-contractor or other person to market or service the Products.

   c. Demonstration Products. USC will provide Distributor with one copy of the Products free of charge for demonstration purposes (the "Demonstration Products") Subject to Section 9. USC grants Distributor a non-exclusive and non-transferable license to use the Demonstration Products on the designated hardware system exclusively to conduct customer demonstration, training and technical support. Distributor will periodically update the Demonstration Products as USC deems appropriate. Distributor will not sublicense, assign or otherwise transfer the Demonstration Products to any person without USC'S prior written approval.

   d. Promotional Literature. Distributor will use the brochures and other promotional literature describing the Products in the English language that USC may provide to distributor (the "Promotional Literature"). Distributor may reproduce the Promotional Literature for distribution within the Territory. Subject to Section 10, Distributor may also translate the Promotional Literature for distribution within the Territory, if applicable. USC will own any such translation. Distributor will affix USC'S copyright notice to all such translations and reproductions thereof. Distributor will bear all translation and reproductions costs, unless otherwise agreed on a case-by-case basis. Distributor may also prepare, at its cost, marketing and advertising materials describing the Products which are suitable for used in the Territory, and shall deliver all such materials to USC for its approval prior to Distributor's use thereof. With respect to all such materials in the Korean language, Distributor shall also provide USC with an English translation thereof.

   e. Software Agreement. Distributor will promote, solicit and obtain orders for the object code version of the Products using the form of Software License Agreement attached hereto as Exhibit "B" (the "Software Agreement") and the maintenance thereof using the form of Software Maintenance Agreement attached hereto as Exhibit "C" (the "Maintenance Agreement"). USC may modify or replace the Software Agreement or the Maintenance Agreement at any time, in whole or in part, subject to any binding commitment that USC has made to Distributor. If Distributor translates the Software Agreement or the Maintenance Agreement into the language(s) spoken within the Territory, Distributor will deliver the proposed translation to USC for approval prior to use. Distributor will not modify of amend the terms and conditions of the Software Agreement or the Maintenance Agreement without USC's prior written approval on a case-by case basis. In no event will Distributor deliver to any customer or third person the source code for the Products, in whole or in part, without USC's prior written approval on a case-by-case basis.

   f. Maintenance Agreement. Distributor will offer maintenance and support services as contemplated by the form of the Maintenance Agreement in Exhibit "C" to all customers of the Products within the Territory including, at USC's request, those customers that obtained the Products from USC pursuant to Paragraph 1(d). The Maintenance Agreements will be assignable to USC in the event contemplated under Paragraph 12(b), but will not otherwise obligate or purport to obligate USC to perform any of these services. The quality and timeliness of Distributor's services will be comparable to that which USC offers to its own customer.

   g. Other Services. Distributor will offer installation services and provide other services as appropriate to all customers of the Products within the Territory including, at USC's request, those customers that obtained the Products from USC pursuant to Paragraph 1(d). Distributor will negotiate and execute separate agreements with customers with respect to such services, the form of which is subject to prior review and approval by USC. The quality and timeliness of Distributor's services will be comparable to that which USC offers to its own customers.

   h. Records and Reports. Distributor will maintain, and provide to USC upon request, accurate records of its marketing and service activities under this Agreement, including (i) a current list of customers for the Products and (ii) copies of all Software Agreements and Maintenance Agreements executed with customers. Distributor will also provide such other reports as USC may periodically request, such as (i) a description of Distributor's facilities and staff and (ii) a summary of the activities of competitors within the Territory.

   i. Enforcement. Distributor will effectively enforce against all of its customers the provisions of the Software Agreement that affect USC's proprietary or confidentiality rights in the Products. If Distributor learns that any customer has breached any such provision, Distributor will immediately notify USC and take, at Distributor's expense, all steps that may be available to enforce the Software Agreement, including availing itself of actions for seizure or injunctive relief. If Distributor fails to take these steps in a timely and adequate manner, USC may take them in its own or Distributor's name and at Distributor's expense.

   j. Non-Competition. During the Term of this Agreement, Distributor and its directors, officers and managers shall use its best efforts not to promote, represent, distribute, install, customize, maintain, support or otherwise market or service computer products that so directly compete with or perform functions similar to the Products that discharge of Distributor's obligations under this Agreement may be affected. Upon executing this Agreement, Distributor will notify USC of the other computer products that Distributor markets or services. Distributor will also promptly notify USC of any additional computer products that Distributor may begin to market or service during the Term of this Agreement.

  3. USC's OBLIGATIONS
     -----------------
   a. Marketing Materials. USC will provide Distributor, at no charge, with the initial quantity of Promotional Literature and Software Agreements that USC deems appropriate for Distributor to promote, solicit and obtain orders for the Products within the Territory. At Distributor's request, USC will provide Distributor with additional quantities of such marketing materials, subject to their availability at USC. USC may charge Distributor for additional Promotional Literature at USC's then-current standard rates.

   b. Technical Materials. USC will periodically provide Distributor, at no charge, with the existing data, diagrams and other technical materials that USC deems appropriate for Distributor to install and support the Products within the Territory. USC may limit the number of copies of such technical materials that Distributor will be authorized to make, if any. Distributor will (i) consecutively number each such copy, (ii) maintain a current logbook that record the numbers of copies that have been made and (iii) reproduce all confidentiality and proprietary notices on each copy.

   c. Training. USC agrees to provide Distributor with training, at USC's standard rates, to market and service the Products within the Territory. From time to time in the future USC may also require Distributor to attend additional training at USC's facilities in the United States. Distributor will bear all travel and out-of-pocket expenses that its trainees may incur in attending these sessions.

   d. Remote Support. USC will provide Distributor with access to USC's technicians for advice, consultation and assistance to diagnose and resolve the problems that customers may encounter in using the Products. All such remote support will be offered during regular business hours from the facility that USC may designate. USC may provide such remote support by (i) telephone or other forms of communication or (ii) visits by Distributor's personnel to a USC facility, as USC deems appropriate. Distributor will pay all telephone, travel and other out-of-pocket expenses that Distributor may incur in connection with such remote support. USC may charge Distributor for such remote support at USC's standard rate.

   e. On-Site Visits. USC may periodically send to Distributor's facilities certain of USC's marketing and service personnel to advise, consult and assist Distributor in marketing and servicing the Products. USC and Distributor will schedule such on-site visits for mutually acceptable times, subject to the availability of appropriate USC personnel. Unless otherwise agreed on a case-by case basis, USC may charge Distributor for such visits at USC's standard rate and Distributor will pay or reimburse USC for all travel and out-of-pocket expenses that USC's personnel may incur in connection with such on-site visits.

   f. Updates. USC may periodically provide Distributor with Updates for the Products that are installed within the Territory. Unless otherwise agreed on a case-by-case basis, Distributor will import and duplicate the Updates only as required for distribution to customers that have contracted for maintenance of the Products in accordance with the terms and conditions of a Software Agreement or Maintenance Agreement. This Paragraph will not be interpreted to require USC to (i) develop and release Updates or (ii) customize the Updates to satisfy the particular requirements of customers within the Territory. The Updates will not include any new Software that USC decides, in its sole discretion, to make generally available as a separately-priced upgrade or option. USC may add such upgrades or options to this Agreement as new Products in accordance with Paragraph 1(b).

  4. ORDERS AND DELIVERY
     -------------------
   a. Placement. Distributor will place orders for the Products directly with USC, unless otherwise agreed on as case-by-case basis. All orders will be placed in writing. Each order will specify (i) the identity and location of the customer, (ii) the type and quantity of Products orders, (iii) the requested shipment date(s) and (iv) the configuration of the proposed installation, if applicable. Distributor will attach a copy of the Software Agreement that Distributor has executed with the customer to each order.

   b. Acceptance. USC may accept or reject any order at its discretion, subject to any binding commitment that USC has made to Distributor. No order will be deemed accepted unless USC confirms its acceptance in writing. USC will use its reasonable efforts to respond to each order within 15 days after its receipt from Distributor. Any order that USC may accept will be subject to the terms and conditions of this Agreement, unless otherwise agreed on a case-by-case basis.

   c. Shipment. USC will establish a shipment schedule for each order accepted from distributor. USC will ship the Products from its distribution center in accordance with this schedule, subject to delays beyond USC's control. USC will select the method of shipment for Distributor's account and obtain all licenses required to export the Products from the country of origin. Distributor will (i) obtain all licenses required to import the Products into the Territory (ii) clear the Products through local customs promptly upon their arrival at the territory and (iii) pay all customs duties and other charges assessed on such importations in the Territory, if applicable.

   d. Delivery. USC will deliver the Products to Distributor upon arrival at the port of entry in the Territory (EX SHIP or equivalent term). Risk of loss will pass to Distributor upon delivery. Any use of "EX WORKS," "FOB" or other INCOTERMS will apply only to price and not to delivery or passage of title or risk of loss. Delivery of airway bills or other bills of lading before or after the Products arrive in the Territory will not affect the place of delivery. All sales are made on the basis of "no arrival, no sale".

   e. Inspection. Distributor will inspect the Products upon arrival in the Territory and immediately notify USC of any discrepancy between the Products and shipping documents. Distributor will retain any broken or tampered Products in their original packaging for inspection by USC or the insurer. Any insurable claim not reported to USC within 15 days after arrival may be denied.

   f. Costs. Distributor will pay or reimburse USC for all insurance, brokerage, handling, transportation, demurrage and other costs that USC may incur in delivering the Products to Distributor from USC's distribution center. USC will separately identify all reimbursable costs in its order confirmation or invoice issued to Distributor.

  5. PRICES AND PAYMENT
     ------------------
   a. List Prices. For each Product that Distributor delivers to a customer Distributor will pay to USC USC's then-current list price of the Product (the "List Price"), less the applicable discount specified in Exhibit "A", if any. All List Prices will be stated in U.S. dollars, F.O.B., USC's distribution center. The current List Prices are specified in Exhibit "A". USC may change the List Prices, in whole or in part, at any time upon 90 days' prior notice to Distributor, subject to any binding commitment that USC has made to Distributor.

   b. Maintenance Fees. For each customer to whom Distributor provides maintenance services, Distributor will pay to USC USC's then-current time and material maintenance fees (the "Maintenance fees"). KCI has the option to purchase in advance time and material maintenance in bulk or individual hours. All Maintenance Fees will be stated in U.S. Dollars, F.O.B., USC's distribution center. The current Maintenance Fees are specified in Exhibit "A". USC may change the Maintenance Fees, in whole or in part, at any time upon 90 days' prior written notice to Distributor, subject to any binding commitment that USC has made to Distributor.

   c. Currency and Place. Distributor will pay all amounts due to USC pursuant to this Agreement in U.S. Dollars at USC's office in Dallas, Texas, U.S.A., or other place outside of the Territory that USC may designate. All currency conversions required under this Agreement will be made at the official rate of exchange of purchases of U.S. dollars on the date of payment. Any late payment will accrue interest at the lesser of (i) LIBOR rate quoted on the date that the payment became past due, plus 5%, and (ii) the maximum interest allowable under the laws of the Territory. Distributor will pay any late payment charge upon remitting the principal amount to USC.

   d. Method and Time. Unless otherwise agreed on a case-by-case basis, Distributor will make payment of the price of the Products and reimbursable delivery costs on the earlier of (i) receipt by the distributor of its sublicense fee for such product from the customer or (ii) 90 days after the execution of a Software Agreement with such customer. Distributor will make payment of renewal maintenance fees, upgrade fees and all other similar charges within 45 days after the date of renewal. Distributor will make payment of technical support fees net 30 from the date of the invoice for such services. Distributor will make payment of minimum purchase requirements within 30 days after the end of the period for which such charges are incurred. Distributor will make all payments by certified or cashier's check or wire transfer and will bear all banking and similar charges incurred in connection with any of these payments.

   e. Taxes. All amounts payable by distributor to USC under this Agreement are exclusive of any tax, levy or similar governmental charge that may be assessed by any jurisdiction, whether based on gross revenue, the delivery, possession or use of the Products, the execution or performance of this Agreement or otherwise, except for net income, net worth or franchise taxes assessed on USC outside of the Territory. If under the laws of the Territory, Distributor is required to withhold any tax on such payments, then Distributor shall remit to USC all such payments less such withholding taxes and will promptly furnish USC with the official receipt of payment of these taxes to the appropriate taxing authority. Distributor will pay all other taxes, levies or similar governmental charges or provide USC with a certificate of exemption acceptable to the taxing authority.

   f. Minimum Purchase Requirement. Distributor further agrees to pay to USC, as a minimum guarantee against purchases of Products from USC, the following: (i) $500,000 during the first twelve (12) months of this Agreement; (ii) $375,000 during the first six (6) months of the second year of this Agreement; (iii) $375,000 during the second six
       (6) months of the second year of this Agreement; and (iv) $250,000 during each contract quarter thereafter during any renewal period of this Agreement. In the event that Distributor purchases less than the minimum guaranteed purchase requirement during any relevant period, Distributor shall elect to pay to USC either (i) the difference between the guaranteed amount and the amount of actual purchases during the relevant period, or (ii) an accommodation fee of thirteen percent (13%) of the difference between the guaranteed amount and the amount of actual purchases during the relevant period; if Distributor elects to pay the accommodation fee, the amount of the difference will be deferred until the next relevant period and added to the minimum purchase requirement for that period; however, in no event shall the total amount of deferrals, when added to the minimum purchase requirement for the relevant period, exceed $600,000, in which event Distributor shall pay to USC the amount that exceeds $600,000. In the event that Distributor exceeds the minimum guaranteed purchase requirement during any relevant period, the amount of any such excess may be carried over and applied as a credit against the minimum guaranteed purchase requirement for the next relevant period.

  6. LIMITED WARRANTIES
     ------------------
   a. Warranty. USC warrants that the Products will (i) conform to USC's published products specifications in effect on the date of delivery and (ii) perform substantially as described in the accompanying Documentation after delivery for the applicable warranty period specified in Exhibit "A". Distributor acknowledges that (i) the Products may not satisfy all of the customer's requirements and
       (ii) the use of the Products may not be uninterrupted or error-free. Distributor further acknowledges that (i) the prices and other charges contemplated under this Agreement are based on the limited warranty, disclaimer and limitation of liability specified in Sections 6, 7 and 8 and (ii) such charges would be substantially higher if any of these provisions were unenforceable.

   b. Remedies. In case of breach of warranty or any other duty related to the quality of the Products, USC will, at its option, correct or replace the defective Product. If USC determines that a defective Product cannot be corrected or replaced within a reasonable period of time, Distributor may return the defective Product to USC in exchange for a refund of (i) the price that Distributor actually paid to USC for such Products, less depreciation based on a 5-year straight-line depreciation schedule, and (ii) a pro rata share of the 12-month maintenance fees that Distributor actually paid to USC for the period that such Product was not usable.

   c. Limitation. The warranties and remedies specified in this Section will not apply if the Products malfunctions due to extrinsic causes, such as (i) natural disasters, including fire, smoke, water, earthquakes or lightning, (ii) electrical power fluctuations or failures, (iii) the neglect or misuse of the Product or other failure to comply with instructions set forth in the Documentation, (iv) a correction or modification of the Product not provided by USC, (v) the failure to promptly install an Update, (vi) a malfunction of the customer's hardware equipment or (vii) the combination of the Product with other software not provided by USC.

   d.  Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION AND
       SECTION 7, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY USC OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY
       OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

  7. INDEMNITY
     ---------
   a. Indemnity. If an action is bought against Distributor claiming that a Product infringes a patent or copyright within the Territory, USC will defend Distributor at USC's expense and, subject to this Section and Section 8, pay the damages and costs finally awarded against Distributor in the infringement action, but only if (i) the Distributor notifies USC promptly upon learning that the claim might be asserted, (ii) USC has sole control over the defense of the claim and any negotiation for its settlement or compromise and (iii) the Distributor takes no action that, in USC's judgment is contrary to USC's interest.

   b. Alternative Remedy. If a claim described in Paragraph 7(a) may be or has been asserted, Distributor will permit USC, at USC's option and expense, to (i) procure the right to continue using the Product,
       (ii) replace or modify the Product to eliminate the infringement while providing functionally equivalent performance or (iii) accept the return of the Product in exchange for a refund of the price that Distributor actually paid to USC for such Product, less depreciation based on a 5-year straight-line depreciation schedule, and a pro rata share of the 12-month maintenance fees that Distributor actually paid to USC for the then-current maintenance period of the Product.

   c. Limitation. USC will have no indemnity obligation to Distributor if the patent of copyright infringement claim results from (i) a correction or modification of the Product not provide by USC, (ii) the failure to promptly install and Update or (iii) the combination of the Product with other software not provided by USC.

  8. NO CONSEQUENTIAL DAMAGES
     ------------------------
    UNDER NO CIRCUMSTANCES WILL USC OR ITS RELATED PERSONS BE LIABLE FOR
    ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF DISTRIBUTOR OR ITS CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS
    FOR LOSS OF DATA, GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY OR TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH USC AND ITS RELATED PERSONS MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO USC BY DISTRIBUTOR FOR THE SPECIFIC PRODUCT THAT DIRECTLY CAUSED THE DAMAGE.

  9. INFORMATION
     -----------
   a. Confidentiality. Distributor acknowledges that the Products incorporate confidential and proprietary information developed or acquired by or licensed to USC (the "Information"). Distributor will take all reasonable precautions necessary to safeguard the confidentiality of the information and (ii) those which USC may reasonably request from time to time. Distributor will not allow the removal or defacement of any confidentiality or proprietary notice placed on the Products or other items of Information. The placement of copyright notices on these items will not constitute publication or otherwise impair their confidential nature.

   b. Ownership. All patents, copyright, circuit layouts, trade secrets and other proprietary rights in or related to the Products are and will remain the exclusive property of USC or its licensors, whether or not specifically recognized or perfected under the laws of the Territory. Distributor will not take any action that jeopardizes USC's or its licensors' proprietary rights or acquire any rights in the Products or Information, except the limited use rights specified in paragraph 9(c). Unless otherwise agreed on a case-by-case basis, USC or its licensor will own all rights in any copy, translation, modification, adaptation or derivation of the Products or other items of Information, including any improvement or development thereof. Distributor will obtain, at USC's request, the execution of any instrument that may be appropriate to assign these rights to USC or its licensor or perfect these rights in USC's or its licensor's name.

   c. Use. Distributor will use the Products and other items of Information exclusively to perform its marketing and service activities pursuant to this Agreement. Except as specifically contemplated in Paragraphs 3(b) and 3(f), Distributor will not copy the Products or other items of information without USC's specific approval. Distributor will reproduce USC's or its licensors' confidentiality and proprietary notices on all such copies. Except as otherwise agreed with USC in writing, Distributor will not translate, modify, adapt, decompile, disassemble or reverse engineer the Products. Distributor will promptly notify USC if Distributor intends to create any shell or supplemental software that will be combined with the Products. At USC's request, Distributor will provide USC with the specifications, flow charts, source and object code and other documentation for such programs.

   d. Disclosure. Distributor will not disclose, in whole or in part, the source or object code of the Products or any other item that USC designates as confidential to any person, except to (i) customers as and to the extent contemplated under an executed Software Agreement and (ii) those of Distributor's employees who require access to perform Distributor's obligations under this Agreement and who have first agreed to be bound by the terms and conditions of a confidentiality agreement with Distributor which requires a high level of confidentiality substantially equivalent to that reflected in the form attached as Exhibit "D" (the "Confidentiality Agreement"). Distributor will execute all such Confidentiality Agreements as principal on its own behalf and, exclusively to accept or otherwise perfect USC's right thereunder, as agent on behalf of USC. At USC's request, Distributor will provide USC with copies of all Confidentiality Agreements. In no event will Distributor amend or cancel any Confidentiality Agreement without USC's prior written approval.

   e. Unauthorized Use or Disclosure. Distributor acknowledges that any unauthorized use or disclosure of the Products or any other item of Information may cause irreparable damage to USC or its licensors. If an unauthorized use or disclosure occurs, Distributor will promptly notify USC and take, at Distributor's expense, all steps which are necessary to recover the Product or Information and to prevent its subsequent unauthorized use or dissemination, including availing itself of actions for seizure and injunctive relief. If Distributor fails to take these steps in a timely and adequate manner, USC may take them in its own Distributor's name and at Distributor's expense.

   f. Limitation. Distributor will have no confidentiality obligation with respect to any portion of the Information that (i) Distributor independently knew or developed before receiving the Products or Information from USC, (ii) Distributor lawfully obtained from a third party under no obligation of confidentiality or (iii) became available to the public other than as a result of an act or omission of Distributor or any of its employees or customers. Under any of these circumstances, Distributor will notify USC at least 30 days before disclosing such portion of the Information to any other person.

  10. MARKS
      -----
   a. Ownership. All trademarks, service marks, trade names, logos or other words or symbols identifying the Products of USC's business (the "Marks") are and will remain the exclusive property of USC or its licensors, whether or not specifically recognized or perfected under the laws of the Territory. Distributor will not take any action that jeopardizes USC's or its licensors' proprietary rights or acquire any right in the Marks, except the limited use rights specified in paragraph 10(b). Distributor will not register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which constitute translations thereof into the language(s) spoken within the Territory. Upon USC's request, Distributor will execute the instruments that may be appropriate to register, maintain or renew the registration of the Marks in USC's or its licensor's name within the Territory.

   b. Use. Distributor will use the Marks exclusively to advertise and promote the Products within the Territory. All advertisements and promotional materials will (i) clearly identify USC or its licensors as the owner of the Marks, (ii) conform to USC's then-current trademark and logo guidelines and (iii) otherwise comply with any local notice or marking requirement contemplated under the laws of the Territory. Before publishing or disseminating any advertisement of promotional materials bearing a Mark, Distributor will deliver a sample of the advertisement or promotional materials to USC for prior written approval. If USC notifies Distributor that the use of the Marks is inappropriate, Distributor will not publish or otherwise disseminate the advertisement or promotional materials until they have been modified to USC's satisfaction.

   c. Infringements. Distributor will immediately notify USC if Distributor learns (i) of any potential infringement of the Marks by a third party or (ii) that the use of the Marks within the Territory may infringe the proprietary rights of a third party. USC will determine the steps to be taken under these circumstances. Distributor will (i) provide USC with the assistance that USC may reasonably request and (ii) take no steps on its own without USC's prior written approval.

  11. TERM AND TERMINATION
      --------------------
   a. Term. This Agreement will become effective, as of the date first set forth above, upon the later of (i) its execution by USC and Distributor and (ii) its approval, registration or filing in accordance with Paragraph 15(a), if applicable. This Agreement will remain in effect thereafter for an initial period of 24 months, unless earlier terminated under Paragraph 11(c) or (d) ("Term").

   b.  Renewal.  Upon the expiration of a term specified in Paragraph
       11(a), this Agreement will be automatically renewed for successive periods of 12 months, subject to any governmental approval, registration, or filing requirement that may be applicable to such renewal, unless either party gives notice of non-renewal to the other party at least 60 days before the then-current expiration date, in which case this Agreement will terminate as of such expiration date.

   c. Termination by USC. USC will have just cause to terminate this Agreement immediately upon notice to Distributor or to refuse to renew this Agreement, without judicial or administrative notice or resolution, upon the occurrence of any termination event specified below or elsewhere in this Agreement.

      (1) Breach. Distributor or any of its employees (i) breaches any obligation under Section 9 or (ii) breaches any other obligation under this Agreement and fails to cure the breach to USC's satisfaction within 30 days after USC demands its cure.

      (2) Normal Business. Distributor ceases to conduct business in the normal course, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors' rights.

      (3) Ownership or Control. The direct or indirect ownership or control of Distributor that exists on the effective date of this Agreement changes in a manner that, in USC's judgment, may adversely affect USC's rights.

   d. Termination by Distributor. Distributor will have just cause to terminate this Agreement immediately upon notice to USC or to refuse to renew this Agreement, without judicial or administrative notice or resolution, upon the occurrence of any termination event specified below or elsewhere in this Agreement.

      (1) Breach. USC or any of its employees breaches any obligation under this Agreement and fails to cure the breach to Distributor's satisfaction within 30 days after Distributor demands its cure.

      (2) Normal Business. USC ceases to conduct business in the normal course, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors rights.

  12. CONSEQUENCES OF TERMINATION
      ---------------------------
   a. Termination Obligations. Upon the expiration or termination of this Agreement, all rights granted to Distributor hereunder will immediately cease, and Distributor will (i) promptly comply with the termination obligations specified below and (ii) otherwise cooperate with USC to terminate relations in an orderly manner.

      (1) Payments. Distributor will pay USC all due and outstanding amounts, as well as any amount that has not become due, the due date of which will be automatically accelerated to the date of expiration or termination of this Agreement.

     (2) Products. Distributor will purge from its computer systems, storage media and other files and, at USC's option, destroy or deliver to USC or its designee all Products within Distributor's possession or control, including the Demonstration Products and all source code of the Products.

     (3) Materials. Distributor will, at USC's option, destroy or deliver to USC or its designee all items within Distributor's possession or control that contain any Information or bear a Mark, except as otherwise contemplated under Paragraph 12(b).

     (4) Software Agreements. Distributor will, at USC's request, assign or perfect the assignment to USC or its designee of all Software Agreements executed with customers and notify these customers of such assignment.

     (5) Affidavit. Distributor will deliver to USC a notarized affidavit which certifies that Distributor has complied with all of its termination obligations contemplated under this Agreement.

    b. Maintenance Agreements. Upon the expiration or termination of this agreement, Distributor will, at USC's request assign to USC or its designee, in whole or in part, the Maintenance Agreements then in effect with customers that USC may designate. USC will pay Distributor the accrued and unpaid charges under these assigned Maintenance Agreements, but only if Distributor certifies that (i) it has performed the services to which the charges relate and (ii) the unpaid charges are collectable from the customers. Distributor will refund such payment to USC or its designee if the customer fails to pay these charges within 90 days after the assignment of the Maintenance Agreement. If USC elects not to accept a full assignment of all Maintenance Agreements, Distributor may retain the items of information that USC deems appropriate for use exclusively in fulfilling Distributor's existing obligations under the unassigned Maintenance Agreements. Upon fulfilling these obligations, Distributor will, at USC's option, destroy or deliver such items to USC or its designee.

    c. Disclaimer. Upon the expiration of this Agreement or its termination in accordance with Paragraph 11(c) or 11(d)(2), Distributor will not be entitled under local law or otherwise to receive any payment from USC, whether for actual, consequential, indirect, special or incidental damages, costs or expenses, whether foreseeable or unforeseeable (including, but not limited to, labor claims and loss of profits, investments or good will), any right to which Distributor hereby waives and disclaims.

    d. Survival. The provisions of Sections 8, 9, 10, 12, 14, 16, 24, and 25 will survive the expiration or termination of this Agreement.

  13. INSPECTION
      ----------
 During the Term of this Agreement and for 1 year after its expiration or termination, USC or its representatives may, upon prior notice to Distributor, inspect the agreements, business records, computer processors, equipment and facilities of Distributor during normal working hours to verify Distributor's compliance with this Agreement. While conducting these inspections, USC and its representatives will be entitled to copy any item that Distributor may possess in violation of this Agreement.

  14. U.S.  EXPORT RESTRICTIONS
      -------------------------
 Distributor acknowledges that the Products and all related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations. Distributor will (i) comply strictly with all legal requirements established under these controls, (ii) cooperate fully with USC in any official or unofficial audit or inspection that relates to these controls and (iii) not export, re-export, divert, transfer or disclose, directly or indirectly, any Product or related technical information, document or material or direct products thereof to any of the following countries or to any national or resident thereof, unless Distributor has obtained the prior written authorization of USC and the U.S Commerce Department and any relevant local governmental authority:
 Afghanistan, Albania, Bulgaria, Cambodia, Cuba, Czech and Slovak Federative Republic, Iran, Iraq, Laos, Libya, Mongolia, North Korea, People's Republic of China, Poland, Romania, Syria, Vietnam and the jurisdiction that formerly comprise the Union of Soviet Socialist Republics (including Estonia, Latvia and Lithuania) and the South African Military and Police Authorities. Upon notice to Distributor, USC may modify this list to conform to changes in the U.S. Export Control Regulations.

  15. COMPLIANCE WITH LAWS
      --------------------
    a. Local Compliance. Distributor will, at its expense, obtain and maintain the governmental authorizations, registrations and fillings that may be required under the laws of the Territory to execute or perform this Agreement. Distributor will otherwise comply with all laws, regulations and other legal requirements within the Territory that apply to this Agreement, including tax and foreign exchange legislation. Distributor will promptly notify USC of any change in these laws, regulations or other legal requirements that may affect the importation of the Products or Distributor's performance of this Agreement.

    b. Unlawful Payments. Distributor will not use any payment or other benefit derived from USC to offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement, while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to (i) an employee, officer or other person acting in an official capacity for any government or its instrumentalities or (ii) any political party, party official or candidate for political office.

    c. Assurances. Distributor will provide USC with the assurances and official documents that USC periodically may request to verify Distributor's compliance with this Section.

  16. INDEMNITY
      ---------
 Distributor will indemnify USC against any damage, loss, liability or expense (including lawyers' fees) that USC may incur (i) with respect to any negligent act or omission by, or willful misconduct of, Distributor's employees or agents or (ii) as a result of (a) any modification or amendment of the prescribed terms of the Software Agreement that USC did not specifically approve, (b) any warranty, condition, representation, indemnity or guarantee granted by Distributor or provided by law, with respect to the Products in addition to or in lieu of the limited warranties specified in
 Section 6,(c) any omission or inaccuracy in Distributor's advertisements and promotional materials that relate to the Products, (d) any modification of or addition to the Products not provided or approved by USC or (e) Distributor's failure to comply with Section 14 or Section 15. This Section will not be construed to limit or exclude any other claims or remedies which USC may assert under this Agreement or by law.

  17. INDEPENDENT PARTIES
      -------------------
 USC and Distributor are independent parties. Nothing in this Agreement will be construed to make Distributor an agent, employee, franchisee, joint venture, partner or legal representative of USC. Except as otherwise provided in this Agreement, Distributor will neither have nor represent itself to have any authority to act on USC's behalf.

  18. FORCE MAJEURE
      -------------
 Neither party will be liable for any failure or delay in performing an obligation under this Agreement that is due to causes beyond its reasonable control, such as natural catastrophes, governmental acts or omissions, laws or regulations, labor strikes or difficulties, transportation stoppages or slowdowns or the inability to procure parts or materials. These causes will not excuse Distributor from paying accrued amounts due to USC through any available lawful means acceptable to USC. If any of these causes continue to prevent or delay performance for more than 180 days, USC may terminate this Agreement, effective immediately upon notice to Distributor.

  19. NOTICES
      -------
 Any notice, approval or other communication required or permitted under this Agreement will be given in writing and will be sent by telex, telefax, courier or registered airmail, postage prepaid to the address specified below or to any other address that may be designated by prior notice. Any notice or other communication delivered by telex or telefax will be deemed to have been received on the day it is sent. Any notice or other communication sent by courier will be deemed to have been received on the 3rd day after its date of positing. Any notice or other communication sent by registered airmail will be deemed to have been received on the 7th business day after its date of posting.

  If to USC :
  uniView Softgen Corporation
  17300 North Dallas Parkway
  Suite 2050, Dallas, Texas, USA 75248

  If to Distributor :
  Korea Computer, Inc.
  395-65 Shindaebang-Dong,
  Tongiak-Ku, Seoul, Korea 156-010

  20. ASSIGNMENT
      ----------
 Distributor may not assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights or obligations without USC's prior written approval. Any attempt to do so without USC's approval will be void. USC may assign this Agreement or any of its rights or obligations upon notice to Distributor, (i) to a related company or (ii) to an unrelated company pursuant to a sale, merger or other consolidation of USC or any of its operating divisions.

  21. WAIVER, AMENDMENT, MODIFICATION
      -------------------------------
 Except as otherwise provided above, any waiver, amendment or other modification of this Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought.

  22. SEVERABILITY
      ------------
  If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement, unless USC deems the unenforceable provision to be essential to this Agreement, in which case USC may terminate this Agreement, effective immediately upon notice to Distributor.

  23. INTERPRETATION
      --------------
 The terms that are defined in this Agreement nay be used in the singular or the plural, as the context requires. "Days" means calendar days, unless otherwise specified. "Person" means an individual, partnership, company, corporation or other legal entity, as the context requires. "Section" means all provisions under the numerical heading. "Paragraph" means all provisions under the alphabetical heading. "Agreement" means this Agreement and all of its Exhibits. Headings are intended only for reference purposes.

  24. GOVERNING LAW
      -------------
 This agreement will be governed by and interpreted in accordance with the laws of the State of Texas, U.S.A., excluding its conflict of law principles. USC and Distributor exclude the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and any transaction between them that may be implemented in connection with this Agreement.

  25. ENTIRE AGREEMENT
      ----------------
 This agreement and its Exhibits constitute the complete and entire statement of all terms, conditions and representations of the agreement between USC and Distributor with respect to its subject matter.

  26. NON-SOLICITATION
      ----------------
 During the Term of this Agreement and for a period of one (1) year thereafter, both parties agree not to hire, solicit, nor attempt to solicit the services of any employee or key subcontractor of the other party or affiliate of the other party without the prior written consent of that party. If this provision is violated, the violating party shall pay the other party liquidated damages equal to one hundred fifty percent (150%) of the solicited person's annual compensation.

  27. COUNTERPARTS AND FASCSIMILE SIGNATURES
      --------------------------------------
   This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by facsimile signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

   IN WITNESS WHEREOF, USC and Distributor cause this Agreement to be executed by their duly authorized representatives identified below.

   UNIVIEW SOFTGEN CORPORATION               KOREA COMPUTER, INC.
   (USC)                                     (Distributor)
   By:    /s/ Carl H. Fricke                 By:    /s/ Kiyong Kim
   Name:  Carl H. Fricke                     Name:  Kiyong Kim
   Title: Executive Vice President           Title: President & CEO